U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 9, 2010 (October 14, 2010)

AZTEC OIL & GAS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of
Incorporation or Organization)

000-32015	87-0439834
(Commission File Number)	(I.R.S. Employer Identification No.)

Aztec Oil & Gas, Inc.
One Riverway, Suite 1700
Houston, Texas 77056
 (Address of principal executive offices including zip code)

(713) 840-6444
(Registrant’s telephone number, including area code)

ITEM 8.01 - Other Events

In October, 2010 Aztec Oil & Gas, Inc. announced further acheivements as the Company continues to succeed in its drilling ventures. Additional details regarding these successes are provided in the following press releases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZTEC OIL & GAS, INC.

Date: November 9, 2010	By: //s// Waylan Johnson
Waylan Johnson, President

This following releases/announcements is neither an offer to sell nor a solicitation of an offer to buy securities or participations. This release/document contains certain statements, estimates, and forecasts with respect to future performance and events. All statements other than statements of historical fact included in this release/document, the Memorandum, or the Aztec website, including, but not limited to, statements regarding future performance of events, are forward-looking statements. All such forward-looking statements are based on various underlying assumptions and expectations and are subject to risks and uncertainties which could cause actual events to differ materially from those expressed in the forward-looking statements. As a result, there can be no assurance that the forward-looking statements included in this release, the Memorandum, or the Aztec Website will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this release/document, the Memorandum, or the Aztec Website might not occur. Accordingly, investors should not rely upon forward-looking statements as a prediction of actual results. Also, Aztec Oil & Gas, Inc., its officers, principals, employees and consultants, and the other parties involved in any properties have conflicts of interest; also the price received for the oil and natural gas produced from any properties may be less than quoted NYMEX prices at any given time. Aztec does not undertake any obligation to update any forward-looking statements or other information, whether as a result of new information, future events, subsequent circumstances or otherwise.

Contact: Phoenix IR Associates Investor Relations
Tony Drake (281) 579-1602
Shareholders@AztecOG.com

Aztec Announces Passing 100 Well Mark

HOUSTON, TX  October  14, 2010 -- Aztec Oil & Gas, Inc. (Pink Sheets: AZGS – News) announced today that it has already drilled, or has under existing short term drilling contracts, a total of 105 wells in Texas.

“In January 2009, we set a two year goal of having over 100 wells drilled, or under short term drilling contracts, in Texas by December 31, 2010. Aztec has now exceeded that 100 well goal almost two months ahead of schedule, and we are extremely pleased with our well success rate. It is projected that Aztec will, within the next 14 month period, ending December 31, 2011, drill, or participate in drilling, substantially over that same amount of additional new wells in Texas,” stated Waylan R. Johnson, President, Aztec Oil & Gas, Inc.

About Aztec Oil & Gas, Inc.
Aztec is an experienced oil and gas exploration, development and production company focusing on Texas plus other areas of the U.S.  Its interests are highly diversified; however for its drilling/production partnerships, Aztec focuses on shallow, Texas, low risk, development wells. When offered, the Aztec programs/partnerships are placed with accredited investors by FINRA registered Broker Dealers and Registered Investment Advisors and are focused primarily on oil, with natural gas normally a secondary target.

Aztec entered the sponsored drilling program industry in 2006.  Over the next two and one half years, it intentionally restricted itself to only three small, very limited Appalachian drilling partnerships. It did so in order to become fully familiar with the nuances of the sponsored drilling program industry before expanding its sponsored drilling program activities to the Company's full capabilities.  In the summer of 2008, Aztec publicly announced it was discontinuing any sponsored natural gas drilling in Appalachia, and was ready to substantially expand its sponsored drilling program activities for oil and gas, primarily in Texas.

Since December 2008, Aztec has focused most of its drilling on oil wells in Texas.  In addition to its initial three small Appalachian drilling partnerships mentioned above, Aztec has, intermittently, sponsored and closed six other drilling/production partnerships (all of the latter focused on drilling in Texas).  Aztec Energy LLC, a wholly-owned subsidiary of Aztec, is the Managing General Partner of all Aztec drilling partnerships and another wholly-owned Aztec subsidiary, Aztec Drilling & Operating, LLC, is the turnkey drilling contractor and operator for such partnerships.  Through its own contributions, Aztec owns a 30% interest in all of its drilling/production partnerships.  In general clarification of its activities, in addition to direct corporate participations in industry partner wells, Aztec sometimes sponsors low risk, development drilling/production programs/partnerships which include significant tax benefits, all of which are sold through FINRA Registered Broker Dealers and Registered Investment Advisors to Accredited Investors.  Aztec’s sponsored drilling/production programs focus primarily on shallow oil/gas drilling, are considered unique, and also incorporate a sophisticated exit strategy for investors.

Please feel free to visit Aztec on the web at www.AztecOG.com. An option is provided on the website to join the Aztec (corporate) mailing list and receive up to date information on general Aztec activities, including all Aztec press releases.

Aztec Announces Completion of First 18 wells in
Brown County, Texas

HOUSTON, TX  October 18, 2010 – Aztec Oil & Gas, Inc. (Pink Sheets: AZGS) announced it has completed 18 of 18 wells in the first of its seven ongoing drilling programs in Brown and Coleman Counties of Texas. Previously, on May 11, 2010, Aztec announced the success of their first well in the area, and Aztec has since entered into numerous drilling contracts for additional wells.

“We were pleasantly surprised at the amount of natural gas the wells are making along with the oil, which was our target commodity,” quoted Waylan R. Johnson, President of Aztec Oil & Gas, Inc. Mr. Johnson went on to say, “In our economic models, we often use $45 per barrel of oil as the benchmark, so the volumes of gas these wells are also producing is proving to be an added bonus for our partnerships and Aztec.”

Aztec presently has two drilling rigs and three completion rigs working in the area and is adding a third drilling rig within the next two weeks.

About Aztec Oil & Gas, Inc.
Aztec is an experienced oil and gas exploration, development and production company focusing on Texas plus other areas of the U.S.  Its interests are highly diversified; however for its drilling/production partnerships, Aztec focuses on shallow, Texas, low risk, development wells. When offered, the Aztec programs/partnerships are placed with accredited investors by FINRA registered Broker Dealers and Registered Investment Advisors and are focused primarily on oil, with natural gas normally a secondary target.

Aztec entered the sponsored drilling program industry in 2006.  Over the next two and one half years, it intentionally restricted itself to only three small, very limited Appalachian drilling partnerships. It did so in order to become fully familiar with the nuances of the sponsored drilling program industry before expanding its sponsored drilling program activities to the Company's full capabilities.  In the summer of 2008, Aztec publicly announced it was discontinuing any sponsored natural gas drilling in Appalachia, and was ready to substantially expand its sponsored drilling program activities for oil and gas, primarily in Texas.

Since December 2008, Aztec has focused most of its drilling on oil wells in Texas.  In addition to its initial three small Appalachian drilling partnerships mentioned above, Aztec has, intermittently, sponsored and closed six other drilling/production partnerships (all of the latter focused on drilling in Texas).  Aztec Energy LLC, a wholly-owned subsidiary of Aztec, is the Managing General Partner of all Aztec drilling partnerships and another wholly-owned Aztec subsidiary, Aztec Drilling & Operating, LLC, is the turnkey drilling contractor and operator for such partnerships.  Through its own contributions, Aztec owns a 30% interest in all of its drilling/production partnerships.  In general clarification of its activities, in addition to direct corporate participations in industry partner wells, Aztec sometimes sponsors low risk, development drilling/production programs/partnerships which include significant tax benefits, all of which are sold through FINRA Registered Broker Dealers and Registered Investment Advisors to Accredited Investors.  Aztec’s sponsored drilling/production programs focus primarily on shallow oil/gas drilling, are considered unique, and also incorporate a sophisticated exit strategy for investors.

Please feel free to visit Aztec on the web at www.AztecOG.com. An option is provided on the website to join the Aztec (corporate) mailing list and receive up to date information on general Aztec activities, including all Aztec press releases.